Exhibit 3.13

Delaware PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL RECYCLING SERVICES GULF COAST, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE EIGHTEENTH DAY OF DECEMBER, A.D. 2009, AT 1 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL RECYCLING SERVICES GULF COAST, LLC”.

4767075 8100H

121187063

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9956762

DATE: 11-01-12

CERTIFICATE OF FORMATION

OF

ADVANCED DISPOSAL RECYCLING SERVICES GULF COAST, LLC

ARTICLE I—NAME

The name of this Limited Liability Company is Advanced Disposal Recycling Services Gulf Coast, LLC (the “Company”).

ARTICLE II—INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III—OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has executed this Certificate of Formation this 17th day of December, 2009

ADVANCED DISPOSAL RECYCLING SERVICES GULF COAST, LLC

Christian B. Mills,

Authorized Person